Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of VenHub Global, Inc. (the “Company”) for the period ended September 30, 2025 (the “Report”), I, Shahan Ohanessian, Chief Executive Officer of the Company, certify that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is made solely for the purposes of 18 U.S.C. §1350, and not for any other purpose.

Date:	November 18, 2025

Shahan Ohanessian
Name:	/s/ Shahan Ohanessian
Title:	Chief Executive Officer
VenHub Global, Inc.

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of VenHub Global, Inc. (the “Company”) for the period ended September 30, 2025 (the “Report”), I, Matt Hidalgo,, Chief Financial Officer of the Company, certify that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is made solely for the purposes of 18 U.S.C. §1350, and not for any other purpose.

Date:	November 18, 2025

Matt Hidalgo
Name:	/s/ Matt Hidalgo
Title:	Chief Financial Officer
VenHub Global, Inc.